EXHIBIT 5

                        WHITEFORD, TAYLOR & PRESTON, LLP
                            SEVEN SAINT PAUL STREET
                         BALTIMORE, MARYLAND 21202-1626
                                  410 347-8700
                                FAX 410 752-7092



August 10, 2001

Board of Directors
MATEC Corporation
75 South Street
Hopkinton, MA 01748

                  Re:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

                  We have acted as counsel to MATEC Corporation, a Maryland corporation (the "Corporation"), in connection with the filing of the Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers the distribution of up to 200,000 shares of common stock of the Corporation, par value $0.05 per share ("Common Stock"), reserved for issuance to eligible employees and consultants and advisers to the Corporation pursuant to the Corporation's 2001 Stock Option Plan (the "Plan"). In that capacity, we have reviewed the Articles of Incorporation and Bylaws of the Corporation, both as amended to date, the Registration Statement, the Plan, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Plan and the issuance of the Common Stock under the Plan and such other instruments as we have deemed necessary for the issuance of this opinion.

                  Based upon the foregoing, we are of the opinion that the Common Stock to be offered under the Plan has been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Whiteford, Taylor & Preston LLP

                                          Whiteford, Taylor & Preston LLP